SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934






            DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): 6-26-03



                        AMERON INTERNATIONAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)


          Delaware                    1-9102                   77-0100596
(State or other jurisdiction    (Commission File No.)         (IRS Employer
      of Incorporation)                                     Identification No.)


              245 South Los Robles Ave., Pasadena, California 91101
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (626) 683-4000

Item 7.  Financial Information, ProForma Financial Information and Exhibits

         (a) Not applicable (b) Not applicable (c) Exhibits:

On June 26, 2003, the Registrant issued a news release announcing its earnings for the quarter ending May 31, 2003, as set forth in Exhibit 99.

Item 9.  Regulation FD Disclosure

(Item 12. Results of Operations and Financial Condition). The Registrant's earnings release dated June 26, 2003, regarding its second quarter 2003 financial result is attached hereto as Exhibit 99. This information is being furnished under Item 12 of Form 8-K and is being presented under Item 9 in accordance with the Securities and Exchange Commission's interim guidance regarding Form 8-K Item 12 filing requirements, as set forth in Release No. 33-8216.

Note: The information in this report (including Exhibit 99) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934 or otherwise subject to the liabilities thereunder. The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Cautionary statement for purposes of the `Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the estimated or anticipated future results of Ameron International Corporation ("Ameron" or the "Company") are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Companys' judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            AMERON INTERNATIONAL CORPORATION



Date:    June 26,2003              By:_______________________________________
                                      Javier Solis
                                      Senior Vice President & Secretary

                                  EXHIBIT LIST

Exhibit No.       Description
-----------       ------------

   99             News release dated June 26, 2003